SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PUSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

General Electric Capital Corporation
(Exact name of registrant as specified in its charter)

Delaware	13-1500700
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

901 Main Avenue, Norwalk CT	06851-1168
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered 4.875% Notes due October 15, 2052	Name of each exchange on which each class is to be registered New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: (if applicable) 333-178262

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.            Description of Registrant’s Securities to be Registered

The description of the 4.875% Notes due October 15, 2052 (the "Notes") of General Electric Capital Corporation, a Delaware corporation (the "Registrant"), registered hereby is contained under the heading "Description of the Notes" in the pricing supplement, under the heading “Description of Notes” in the prospectus supplement and under the heading "Description of Debt Securities" in the prospectus thereto forming a part of the Registrant’s Registration Statement on Form S-3 (File No. 333-178262) filed with and declared effective by the Securities and Exchange Commission (the "Commission") on December 1, 2012, and is hereby incorporated herein by reference.

The Registrant has filed an application to list the Notes on the New York Stock Exchange, Inc. (the “NYSE”). As of the date this registration statement is filed with the Commission, the NYSE has approved the listing, subject to official issuance. This Registration Statement on Form 8-A is being filed to list the Notes on the NYSE.

Item 2.            Exhibits.

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GENERAL ELECTRIC CAPITAL CORPORATION

By: /s/ Eric C. Duenwald

Name: Eric C. Duenwald
Title: Vice President and Assistant Treasurer

Date: October 9, 2012

EXHIBIT INDEX

Exhibit No.	Description
4(a)	Amended and Restated General Electric Capital Corporation Standard Global Multiple Series Indenture Provisions dated as of February 27, 1997 (Incorporated by reference to Exhibit 4(a) to GECC’s Registration Statement on Form S-3, File No. 333-59707 (Commission file number 001-06461)).
4(b)	Third Amended and Restated Indenture dated as of February 27, 1997, between GECC and The Bank of New York, as successor trustee (Incorporated by reference to Exhibit 4(c) to GECC’s Registration Statement on Form S-3, File No. 333-59707 (Commission file number 001-06461)).
4(c)	First Supplemental Indenture dated as of May 3, 1999, supplemental to Third Amended and Restated Indenture dated as of February 27, 1997 (Incorporated by reference to Exhibit 4(dd) to GECC’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3, File No. 333-76479 (Commission file number 001-06461)).
4(d)	Second Supplemental Indenture dated as of July 2, 2001, supplemental to Third Amended and Restated Indenture dated as of February 27, 1997 (Incorporated by reference to Exhibit 4(f) to GECC’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3, File No. 333-40880 (Commission file number 001-06461)).
4(e)	Third Supplemental Indenture dated as of November 22, 2002, supplemental to Third Amended and Restated Indenture dated as of February 27, 1997 (Incorporated by reference to Exhibit 4(cc) to GECC’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3, File No. 333-100527 (Commission file number 001-06461)).
4(f)	Fourth Supplemental Indenture dated as of August 24, 2007, supplemental to Third Amended and Restated Indenture dated as of February 27, 1997 (Incorporated by reference to Exhibit 4(g) to GECC’s Registration Statement on Form S-3, File No. 333-156929 (Commission file number 001-06461)).
4(g)	Fifth Supplemental Indenture dated as of December 2, 2008, supplemental to Third Amended and Restated Indenture dated as of February 27, 1997 (Incorporated by reference to Exhibit 4(h) to GECC’s Registration Statement on Form S-3, File No. 333-156929 (Commission file number 001-06461)).
4(h)	Sixth Supplemental Indenture dated as of April 2, 2009, supplemental to Third Amended and Restated Indenture dated as of February 27, 1997 (Incorporated by reference to Exhibit 4(h) to GECC’s Form 10-K Report for the year ended December 31, 2009 (Commission file number 001-06461)).
4(i)	Form of Global Medium-Term Note, Series A, Fixed Rate Registered Note (Incorporated by reference to Exhibit 4(r) to GECC’s Registration Statement on Form S-3, File No. 333-156929 (Commission file number 001-06461)).